SCHRODER SERIES TRUST, SCHRODER CAPITAL FUNDS (DELAWARE), SCHRODER GLOBAL
                    SERIES TRUST (COLLECTIVELY, THE "FUNDS")
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17J-1

The Funds are confident that the officers, Trustees and other persons involved with the Funds' business act with integrity and good faith. It is recognized, however, that personal interests may conflict with the Funds' interests where officers, Trustees and certain other persons:

          o    Know about the Funds' present or future  portfolio  transactions;
               or

          o    Have the power to influence  the Funds'  portfolio  transactions;
               and

          o    Engage in securities transactions in their personal account(s).

In an effort to prevent conflicts of interest from arising, and in accordance with Rule 17j-1 under the Investment Company Act of 1940 (the "1940 Act"), the Funds have adopted this Code of Ethics (the "Code") to address transactions and conduct that may create conflicts of interest and establish reporting requirements and create procedures. Definitions of terms used throughout the Code are included in Appendix I.

I.        ABOUT THIS CODE OF ETHICS

          A.   WHO IS COVERED BY THE CODE?

               The Funds' "Access Persons" are covered under this Code. The Funds' "Access Persons" generally are:

          o    All Trustees of the Funds, both interested and independent

          o    All Fund Officers

          B. This Code sets forth specific prohibitions and restrictions. They apply to all Access Persons of the Fund except where otherwise noted. The Code also sets out reporting requirements for Access Persons. For the reporting requirements, please refer to Parts A and B as indicated below:

          o    Independent Trustees                            Part A

          o    Interested Trustees and Fund Officers           Part B

II.       STATEMENT OF GENERAL PRINCIPLES

          In recognition of the trust and confidence placed in the Funds by its shareholders, and because the Funds believe that their operations should benefit their shareholders, the Funds have adopted the following principles to be followed by its Access Persons:

          The interests of the Funds' shareholders are paramount. Therefore, all personal securities transactions must be effected in a manner that avoids any conflict between personal interests and the interests of the Funds or their shareholders.

          Actions or activities that allow Access Persons to benefit from their position with the Funds must be avoided.

III.      GENERAL PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

          Access Persons may not, in connection with the purchase or sale, directly or indirectly, of a Security held or to be acquired by any of the Funds:

          A.   Employ any device, scheme or artifice to defraud the Funds;

          B. Make to the Funds any untrue statement of a material fact or omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Funds; or

          D.   Engage in any manipulative practice with respect to the Funds.

IV.       PROHIBITIONS AND RESTRICTIONS FOR ACCESS PERSONS
          (not applicable to Independent Trustees)

          A.   BLACKOUT PERIOD ON PERSONAL SECURITIES TRANSACTIONS

               This restriction applies to (i) Access Persons who are not subject to dual codes, as described below and who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by the Funds or whose functions relate to the making of any recommendations with respect to purchases or sales.

               These persons may not purchase or sell, directly or indirectly, any Security in which they have (or by reason of such transaction acquire) any beneficial ownership WITHIN 7 DAYS BEFORE OR AFTER the same (or a related) Security is being purchased or sold by any Fund.

          B.   PROHIBITION ON FREQUENT "IN AND OUT" TRADING

               This prohibition applies to Access Persons who are not subject to dual codes, who, in connection with their regular duties, make, participate in, or obtain information regarding the purchase or sale of Securities by the Funds; or whose functions relate to the making of any recommendations with respect to the purchase or sale of Securities by the Funds. These persons may not profit from the purchase or sale or sale or purchase of a Security or a related security, within 60 calendar days.

          C.   PRE-APPROVAL FOR IPOS AND LIMITED OFFERINGS

               This restriction applies to Access Persons who are not subject to dual codes, who, in connection with their duties, make or participate in making recommendations regarding the purchase or sale of any securities by a Fund. These persons must obtain approval from the Funds' Chief Compliance Officer (the "CCO") before directly or indirectly acquiring beneficial ownership of any securities in an IPO or limited offering.

V.        REPORTING REQUIREMENTS

          Access   Persons  of  the  Funds  must  comply   with  the   reporting
          requirements set forth in Parts A and B.

VI.       REVIEW AND ENFORCEMENT OF THE CODE

          A.   THE CHIEF COMPLIANCE OFFICER'S DUTIES AND RESPONSIBILITIES.

               (1) The CCO shall notify each person who becomes an Access Person of the Funds and who is required to report under this Code of Ethics of their reporting requirements NO LATER THAN 10 days before the first quarter in which such person is required to begin reporting.

               (2) The CCO will, on a quarterly basis, compare all reported personal securities transactions with the Funds' portfolio transactions and a list of Securities that were being considered for purchase or sale by the Fund's investment adviser(s) during the period to determine whether a Code violation may have occurred.

               (3) The CCO will submit his or her own reports, as may be required pursuant to Parts A-C hereof, to the Board of Trustees.

               (4) The CCO will create a written report detailing any approval(s) granted for the acquisition of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such an acquisition.

VII.      ANNUAL WRITTEN REPORTS TO THE BOARD

          At least annually, the CCO and the Chief Compliance Officer of the investment adviser(s) (including any sub-advisers), will provide WRITTEN reports to the Funds' Board of Trustees as follows:

          A. Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material code or procedural violations, and any resulting sanction(s). The CCO may report to the Board more frequently as s/he deems necessary or appropriate or shall do so as requested by the Board.

          B. Certification. Each report must be accompanied by a certification to the Board that the Funds, their investment adviser(s) (including any sub-advisers), and principal underwriter(s) have adopted procedures reasonably necessary to prevent their Access Persons from violating their code of ethics.

VIII.     INTERRELATIONSHIP WITH OTHER CODES OF ETHICS

          A. GENERAL PRINCIPLE: OVERLAPPING RESPONSIBILITIES. A person who is BOTH an Access Person of a Fund and an Access Person of an investment adviser to, or principal underwriter for, the Funds is only required to report under and otherwise comply with the investment adviser's or principal underwriter's code of ethics, provided that such code has been adopted pursuant to and in compliance with Rule 17j-1. These Access Persons, however, remain subject to the principles and prohibitions in Sections II and III hereof.

          B. PROCEDURES. Each such investment adviser (including subadvisers) and principal underwriter of the Funds must:

               (1) Submit to the Boards of Trustees of the Funds a copy of its code of ethics adopted pursuant to or in compliance with Rule 17j-1;

               (2) Promptly furnish to the Funds, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Funds' Code; and

               (3)  Promptly  report to the  Funds,  in  writing,  any  material
                    amendments   to  its  code  of   ethics,   along   with  the
                    certification described under Section VII.B. above.

IX.       RECORDKEEPING

          The Funds will maintain the records set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

          A. A copy of this Code and any other code adopted by the Funds, which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

          B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

          C. A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code (SEE Parts A-B for more information about reporting), will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

          D. A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

          E. A copy of each annual report required by Section VII of this Code must be maintained for at least five years from the end of the fiscal year in which it is made, for the first two years in any easily accessible place.

          F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.



Adopted : February 15,th 2005

                                     PART A

                              INDEPENDENT TRUSTEES

I.        QUARTERLY TRANSACTION REPORTS

          (A) Subject to Section II. (B) below, each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO no later than 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

          (B) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

          (C) You need not submit a quarterly report if the report would duplicate information in broker trade confirmations or account statements received by the Funds, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO NO LATER THAN 30 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

II.       WHAT MUST BE INCLUDED IN YOUR QUARTERLY REPORTS?

          (A) You must report all transactions in Securities that: (i) you directly or indirectly beneficially own or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report any account you established during the quarter in which any securities were held for your direct or indirect benefit.

          (B) NOTWITHSTANDING SECTION I ABOVE, REPORTS OF INDIVIDUAL SECURITIES TRANSACTIONS ARE REQUIRED ONLY IF YOU KNEW AT THE TIME OF THE TRANSACTION, OR IN THE ORDINARY COURSE OF FULFILLING YOUR OFFICIAL DUTIES AS A TRUSTEE SHOULD HAVE KNOWN, THAT DURING THE 15-DAY PERIOD IMMEDIATELY PRECEDING OR FOLLOWING THE DATE OF YOUR TRANSACTION, THE SAME SECURITY WAS PURCHASED OR SOLD, OR WAS BEING CONSIDERED FOR PURCHASE OR SALE, BY THE FUND (OR ANY SERIES THEREOF). ALSO NOTWITHSTANDING SECTION 1 ABOVE, YOU ARE REQUIRED TO REPORT THE OPENING OF A SECURITIES ACCOUNT ONLY IF THE ACCOUNT HOLDS OR HELD

               SECURITIES THAT ARE THE SUBJECT OF A REPORT REQUIRED UNDER THIS PARAGRAPH B.

               The "SHOULD HAVE KNOWN" standard does not:

                    o    imply a duty of inquiry;

                    o    presume you should have  deduced or  extrapolated  from
                         discussions  or  memoranda   dealing  with  the  Funds'
                         investment strategies; or

                    o    impute  knowledge  from your  awareness  of the  Funds'
                         portfolio   holdings,    market   considerations,    or
                         investment policies, objectives and restrictions.

III.      WHAT MAY BE EXCLUDED FROM YOUR QUARTERLY REPORTS?

          You are not required to detail or list the following items on your quarterly report:

          (A) Securities accounts, as well as purchases or sales effected for or Securities held in any account, over which you have no direct or indirect influence or control;

          (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchased a Security issued by your employer;

          (C) [PURCHASES EFFECTED ON THE EXERCISE OF RIGHTS ISSUED BY AN ISSUER PRO RATA TO ALL HOLDERS OF A CLASS OF ITS SECURITIES, AS LONG AS YOU ACQUIRED THESE RIGHTS FROM THE ISSUER, AND SALES OF SUCH RIGHTS;

          (D) PURCHASES OR SALES WHICH ARE NON-VOLITIONAL, INCLUDING PURCHASES OR SALES UPON THE EXERCISE OF WRITTEN PUTS OR CALLS AND SALES FROM A MARGIN ACCOUNT PURSUANT TO A BONA FIDE MARGIN CALL]; and

               o    shares in any open-end US registered investment company

               o    securities   which  are  direct   obligations  of  the  U.S.
                    Government (I.E., Treasuries)

               o    bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial paper, repurchase agreements and other high quality short-term debt instruments.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.
                                     PART B

                      INTERESTED TRUSTEES AND FUND OFFICERS

I.        REQUIRED REPORTS

          (A)  INITIAL HOLDINGS REPORT.

               You must submit a listing of all Securities you beneficially own, as well as all of your securities accounts, as of the date you first become subject to this Code reporting requirements. You must submit this list to the CCO within 10 days of the date you first become subject to this Code reporting requirements. An Initial Holdings Report Form is attached as Appendix III.

          (B)  ANNUAL HOLDINGS REPORT.

               Each year, you must submit to the CCO a listing of all Securities you beneficially own, as well as all of your securities accounts. Your list must be current as of a date no more than 30 days before you submit the report. An Annual Holdings Report Form is attached as Appendix IV.

          (C)  QUARTERLY TRANSACTION REPORTS.

               (1) Each quarter, you must report all of your Securities transactions effected, as well as any securities accounts you established, during the quarter. You must submit your report to the CCO NO LATER THAN 30 days after the end of each calendar quarter. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

               (2) If you had no reportable transactions and did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable items during the quarter, and return it, signed and dated.

               (3) You need not submit a quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, provided that all required information is contained in the broker trade confirmations or account statements and is received by the CCO NO LATER THAN 30 days after the end of the calendar quarter.

II.       WHAT MUST BE INCLUDED IN YOUR REPORTS?

          You must report all transactions in Securities that: (i) you directly or indirectly beneficially own; or (ii) because of the transaction, you acquire direct or indirect beneficial ownership. You must also report all of your accounts in which any securities were held for your direct or indirect benefit.

III.      WHAT MAY BE EXCLUDED FROM YOUR REPORTS?

          You are not required to detail or list the following items on your reports:

               o    shares in any open-end US registered investment company

               o    securities   which  are  direct   obligations  of  the  U.S.
                    Government (I.E., Treasuries)

               o    bankers'   acceptances,   bank   certificates   of  deposit,
                    commercial paper, repurchase agreements and other high quality short-term debt instruments.

                                   APPENDIX I

                                   DEFINITIONS

                                  GENERAL NOTE

THE DEFINITIONS AND TERMS USED IN THIS CODE OF ETHICS ARE INTENDED TO MEAN THE SAME AS THEY DO UNDER THE INVESTMENT COMPANY ACT OF 1940 ("1940 ACT") AND THE OTHER FEDERAL SECURITIES LAWS. IF A DEFINITION HEREUNDER CONFLICTS WITH THE DEFINITION IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, OR IF A TERM USED IN THIS CODE IS NOT DEFINED, YOU SHOULD FOLLOW THE DEFINITIONS AND MEANINGS IN THE 1940 ACT OR OTHER FEDERAL SECURITIES LAWS, AS APPLICABLE.

ACCESS PERSON means:

               o    any Trustee or officer of the Fund

               o any employee of the Fund (or of any company in a control relationship to the fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by the Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. The facts and circumstances of a given situation may counter this presumption.

FUND OFFICERS means any person lawfully elected by the Board of Trustees and authorized to act on behalf of the Fund.

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (E.G., Moodys, Investors Service).

INDEPENDENT TRUSTEE means a Trustee of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

IPO (I.E., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or
Section 15(d) of the Securities Exchange Act of 1934.

INTERESTED TRUSTEE means a Trustee of the Fund who is an interested person of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (E.G., private placements).

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a Security.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, or shares issued by registered, open-end investment companies.

A SECURITY HELD OR TO BE ACQUIRED BY THE FUND MEANS: (A) any Security that within the most recent 15 days (i) is or has been held by the Fund; or (ii) is being or has been considered by a Fund's adviser for purchase by a Fund; and (B) any option to purchase or sell, and any security convertible into or exchangeable for, any Security described in (A) of this definition.

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT

Name of Reporting Person:   ___________________________________________
Calendar Quarter Ended:     ___________________________________________
Date Report Due:            ___________________________________________
Date Report Submitted:      ___________________________________________

SECURITIES TRANSACTIONS

----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------
                                                   Principal
                                                    Amount,
                                                   Maturity
                    Name of        No. of          Date and
                  Issuer and       Shares        Interest Rate                                      Name of Broker,
    Date of        Title of         (if               (if             Type of                       Dealer or Bank
  Transaction      Security      applicable)       applicable)      Transaction      Price      Effecting Transaction
----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------


----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------


----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------


----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------


----------------- ------------ --------------- ------------------ ----------------- --------- ---------------------------

If you have no securities transactions to report for the quarter, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

SECURITIES ACCOUNTS
If you established a securities account during the quarter, please provide the following information:

---------------------------------------------- ------------------------------- ------------------------------------------

         Name of Broker, Dealer or Bank                Date Account was               Name(s) on and Type of Account
                                                          Established
---------------------------------------------- ------------------------------- ------------------------------------------


---------------------------------------------- ------------------------------- ------------------------------------------


---------------------------------------------- ------------------------------- ------------------------------------------


---------------------------------------------- ------------------------------- ------------------------------------------

If you did not establish a securities account during the quarter, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.



Signature _______________________________   Date______________

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:_____________________________________________________
Date Person Became Subject to the Code Reporting Requirements:________________ Information in Report Dated as of:____________________________________________
Date Report Due:______________________________________________________________
Date Report Submitted:________________________________________________________

SECURITIES HOLDINGS

------------------------------ --------------------- -----------------------------------------------

     Name of Issuer and           No. of Shares              Principal Amount, Maturity Date
      Title of Security          (if applicable)            and Interest Rate (if applicable)
------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------


------------------------------ --------------------- -----------------------------------------------

If you have no securities holdings to report, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.



SECURITIES ACCOUNTS

-------------------------------------------------- -------------------------------------------------

           Name of Broker, Dealer or Bank                    Name(s) on and Type of Account
-------------------------------------------------- -------------------------------------------------

-------------------------------------------------- -------------------------------------------------


-------------------------------------------------- -------------------------------------------------


-------------------------------------------------- -------------------------------------------------

If you have no securities accounts to report, please check here. [ ]
I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature _______________________________   Date______________

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT

Name of Reporting Person:_____________________________________________________
Information in Report Dated as of:____________________________________________
Date Report Due:______________________________________________________________
Date Report Submitted:________________________________________________________
Calendar Year Ended: December 31,_____________________________________________

SECURITIES HOLDINGS

------------------------------ --------------------- --------------------------------------------------------

     Name of Issuer and           No. of Shares             Principal Amount, Maturity Date and Interest
      Title of Security          (if applicable)                       Rate (if applicable)
------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------


------------------------------ --------------------- --------------------------------------------------------

If you have no securities holdings to report for the year, please check here. [ ]

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SECURITIES ACCOUNTS

--------------------------------------------------- ------------------- -------------------------------------
                                                      Date Account
          Name of Broker, Dealer or Bank                   Was                Name(s) on and Type of
                                                       Established                    Account
--------------------------------------------------- ------------------- -------------------------------------


--------------------------------------------------- ------------------- -------------------------------------


--------------------------------------------------- ------------------- -------------------------------------

If you have no securities accounts to report for the year, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.

Signature _______________________________   Date______________

                                   APPENDIX V
                            COMPLIANCE CERTIFICATION

--------------------------------------------------------------------------------

                              INITIAL CERTIFICATION

I CERTIFY THAT I:   (I)   HAVE RECEIVED, READ AND REVIEWED THE FUNDS' CODE OF
                          ETHICS;
                    (II)  UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                    (III) RECOGNIZE THAT I AM  SUBJECT TO SUCH POLICIES AND
                          PROCEDURES;
                    (IV)  UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                    (V)   WILL FULLY COMPLY WITH THE FUNDS' CODE OF ETHICS; AND
                    (VI)  HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.

Signature:_______________________________

Name:____________________________________(Please print)
Date Submitted:__________________________
Date Due:________________________________

--------------------------------------------------------------------------------

                              ANNUAL CERTIFICATION

I CERTIFY  THAT I:  (I)   HAVE RECEIVED, READ AND REVIEWED THE FUNDS' CODE OF
                          ETHICS;
                    (II)  UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                    (III) RECOGNIZE THAT I AM  SUBJECT TO SUCH POLICIES AND
                          PROCEDURES;
                    (IV)  UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                    (V)   HAVE COMPLIED WITH THE FUNDS' CODE OF ETHICS AND ANY
                          APPLICABLE REPORTINGREQUIREMENTS  DURING THIS PAST
                          YEAR;
                    (VI)  HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY COMPLIANCE
                          WITH THE CODE BELOW;
                    (VII) WILL FULLY COMPLY WITH THE FUNDS' CODE OF ETHICS; AND
                    (VI)  HAVE FULLY AND ACCURATELY COMPLETED THIS CERTIFICATE.

EXCEPTION(S):




Signature:_______________________________

Name:____________________________________(Please print)
Date Submitted:__________________________
Date Due:________________________________